Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
Covergence Inc.
Maynard, Massachusetts

We have audited the accompanying consolidated balance sheets of Covergence Inc. and subsidiary (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses from operations and stockholders’ deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 1 to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 28, 2009

COVERGENCE, INC.

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND 2007

	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,659,879	$15,508,937
Accounts receivable	2,884,269	997,331
Inventory	175,849	145,972
Deferred product costs	906,734	93,784
Prepaid expenses and other current assets	96,615	233,244

Total current assets	8,723,346	16,979,268

PROPERTY AND EQUIPMENT — Net	1,085,415	1,619,065

DEPOSITS AND OTHER ASSETS	43,467	31,253

TOTAL	$9,852,228	$18,629,586

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$840,326	$923,584
Accrued compensation	710,274	643,916
Accrued sales tax	323,280	10,162
Accrued professional fees	80,000	70,300
Accrued expenses	105,799	301,712
Deferred revenue	2,942,719	871,791
Refundable purchase price related to 67,784 and 506,854 unvested shares of common stock at December 31, 2008 and 2007, respectively	11,433	58,012

Total current liabilities	5,013,831	2,879,477

LONG-TERM DEFERRED REVENUE	255,736	12,047

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK, $0.0001 PAR VALUE — 6,055,838 SHARES DESIGNATED, ISSUED AND OUTSTANDING AT DECEMBER 31, 2008 AND 2007 (LIQUIDATION AND REDEMPTION VALUE OF $6,055,838 AT DECEMBER 31, 2008)	6,045,364	6,037,832

SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK, $0.0001 PAR VALUE — 5,610,556 SHARES DESIGNATED, ISSUED AND OUTSTANDING AT DECEMBER 31, 2008 AND 2007 (LIQUIDATION AND REDEMPTION VALUE OF $10,099,001 AS OF DECEMBER 31, 2008)	10,086,763	10,077,963

SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK, $0.0001 PAR VALUE — 4,675,519 SHARES DESIGNATED, ISSUED AND OUTSTANDING AT DECEMBER 31, 2008 AND 2007 (LIQUIDATION AND REDEMPTION VALUE OF $15,000,000 AS OF DECEMBER 31, 2008)	14,985,070	14,974,335

SERIES D REDEEMABLE CONVERTIBLE PREFERRED STOCK, $0.0001 PAR VALUE — 3,355,705 SHARES DESIGNATED, ISSUED AND OUTSTANDING AT DECEMBER 31, 2008 AND 2007 (LIQUIDATION AND REDEMPTION VALUE OF $15,000,000 AS OF DECEMBER 31, 2008)	14,971,127	14,950,364

STOCKHOLDERS’ DEFICIT:
Common stock, $0.0001 par value — 27,700,000 shares authorized; issued and outstanding, 3,281,215 and 3,562,092 shares at December 31, 2008 and 2007, respectively	321	305
Additional paid-in capital	394,771	150,525
Accumulated deficit	(41,900,755)	(30,453,262)

Total stockholders’ deficit	(41,505,663)	(30,302,432)

TOTAL	$9,852,228	$18,629,586

See notes to consolidated financial statements.

COVERGENCE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

REVENUE:
Product	$6,320,736	$5,796,327
Maintenance support and services	1,553,554	915,554

Total revenue	7,874,290	6,711,881

COST OF REVENUE:
Product	1,216,694	1,265,966
Maintenance support and services	940,596	689,297

Total cost of revenue	2,157,290	1,955,263

GROSS PROFIT	5,717,000	4,756,618

OPERATING EXPENSES:
Research and development	7,162,772	7,546,543
Sales and marketing	8,687,940	7,591,887
General and administrative	1,477,413	979,447

Total operating expenses	17,328,125	16,117,877

LOSS FROM OPERATIONS	(11,611,125)	(11,361,259)

OTHER INCOME (EXPENSE):
Interest income	172,099	345,190
Other expense	(8,467)	(5,823)

Total other income — net	163,632	339,367

NET LOSS	$(11,447,493)	$(11,021,892)

See notes to consolidated financial statements.

COVERGENCE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Common Stock, $0.0001 Par Value		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

BALANCE — January 1, 2007	2,769,235	$293	$38,162	$(19,431,370)	$(19,392,915)
Vesting of restricted common stock	249,430	25	27,590		27,615
Repurchase and retirement of founder’s common stock	(18,282)	(18)			(18)
Issuance of common shares	54,855	5	10,768		10,773
Stock-based compensation			104,060		104,060
Accretion of redeemable convertible preferred stock to redemption value			(30,055)		(30,055)
Net loss and comprehensive loss				(11,021,892)	(11,021,892)
BALANCE — December 31, 2007	3,055,238	305	150,525	(30,453,262)	(30,302,432)
Vesting of restricted common stock	161,253	16	18,781		18,797
Repurchase and retirement of founder’s common stock	(36,300)	(3)			(3)
Issuance of common stock	33,240	3	6,039		6,042
Stock-based compensation			267,256		267,256
Accretion of redeemable convertible preferred stock to redemption value			(47,830)		(47,830)
Net loss and comprehensive loss				(11,447,493)	(11,447,493)
BALANCE — December 31, 2008	3,213,431	$321	$394,771	$(41,900,755)	$(41,505,663)

See notes to consolidated financial statements.

COVERGENCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,447,493)	$(11,021,892)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	931,086	788,452
Stock-based compensation	267,256	104,060
Loss on disposal of property and equipment	778	77,308
Changes in operating assets and liabilities:
Accounts receivable	(1,886,938)	886,405
Prepaid expenses and other current assets	136,629	(114,427)
Inventory	95,938	(46,218)
Deferred product costs	(812,950)	20,631
Accounts payable	117,584	257,339
Accrued compensation	66,356	270,723
Accrued sales tax	313,118	10,162
Accrued professional fees	9,700	19,300
Accrued expenses	(195,913)	82,558
Deferred revenue	2,314,617	(796,619)

Net cash used in operating activities	(10,090,232)	(9,462,218)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(724,869)	(1,088,086)
Increase in deposits and other assets	(12,214)

Net cash used in investing activities	(737,083)	(1,088,086)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	6,042	10,773
Repurchase of common stock	(27,785)
Net proceeds from issuance of redeemable convertible preferred stock		14,947,301

Net cash (used in) provided by financing activities	(21,743)	14,958,074

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(10,849,058)	4,407,770

CASH AND CASH EQUIVALENTS:
Beginning of year	15,508,937	11,101,167

End of year	$4,659,879	$15,508,937

See notes to consolidated financial statements.

COVERGENCE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

1.                      NATURE OF BUSINESS AND OPERATIONS

Covergence Inc. (the “Company”) was incorporated in Delaware in December 2003; however, the Company did not begin operations until January 2004. The Company is a software company that provides solutions to secure and manage session initiation protocol -based applications and services. The Company established a subsidiary in Hong Kong during 2008.

The Company is subject to a number of risks associated with emerging technology based companies. Principal among these are the risks associated with marketing the Company’s products, dependence upon key individuals, competition from larger, more financially independent competitors, and the need to obtain additional financing to fund future operations. The Company has funded its operations to date primarily through the issuance of redeemable convertible preferred stock and common stock, and to a lesser extent, the sale of its products and services.

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred net losses and negative operating cash flows since inception. The Company expects to incur additional losses and negative cash flows from operations for the foreseeable future, and, as a result, requires additional capital to fund its operations until it reaches profitability. These factors give rise to substantial doubt about the Company’s ability to continue as a going concern Management is considering strategic alternatives to address its need for additional capital to fund its operations which may include the issuance of additional preferred stock or debt offerings. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The accompanying consolidated financial statements include the accounts of Covergence Inc. and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation. The functional currency of the Company’s foreign operations is the U.S. dollar. The Company recorded approximately $52,998 and $10,174 foreign currency transaction losses during the years ended December 31, 2008 and 2007, respectively.

Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

Revenue Recognition — The Company’s revenue is derived from sales of software licenses and hardware, maintenance and other professional services. The Company’s sales typically include software licenses, hardware, and maintenance. The Company’s products are primarily marketed based on software elements and the hardware generally cannot be used apart from the software. Therefore, the Company considers its principal products to be software related. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability of the related receivable is probable.

Revenue associated with undelivered elements that are considered not essential to the functionality of the product, and for which vendor specific objective evidence (VSOE) of fair value has been established, is deferred based on the element’s fair value, with the remaining arrangement amount allocated to, and recognized as, product revenue. VSOE of fair value is determined based upon the price charged when the same element is sold separately or the list price established by management who has the relevant pricing authority. If the Company has not established VSOE of fair value for each undelivered element in the arrangement revenue is deferred on the entire arrangement until

VSOE of fair value for all undelivered elements is known or all elements are delivered and all other revenue recognition criteria are met.

Maintenance includes telephone support, return and repair support, and unspecified product upgrades and enhancements. Revenue related to maintenance agreements is deferred until the associated product is accepted by the customer and all other revenue recognition criteria are met, and then recognized ratably over the life of the maintenance period, which is typically one year.

Revenue from professional services for which VSOE of fair value has been established is generally recognized when the service is completed or rendered. If VSOE of fair value has not been established, revenue is deferred until all elements are delivered and all other revenue recognition criteria are met.

The Company’s revenue arrangements may bundle third-party hardware with the Company’s software installed. For revenue arrangements that have been deferred for accounting purposes, the cost of the hardware is capitalized as deferred product costs and recognized as cost of revenue in the same period as the related software revenue is recognized. At December 31, 2008 and 2007, the Company had $906,734 and $93,784 of direct deferred product costs included in the accompanying balance sheets, respectively.

Cash Equivalents — The Company considers all highly liquid investments with a remaining maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents consist of money market accounts at December 31, 2008 and 2007.

Concentrations of Credit Risk and Significant Customers — Financial instruments that subject the Company to significant concentrations of credit risk primarily consist of cash and cash equivalents and accounts receivable. The Company maintains substantially all of its cash and cash equivalents with one financial institution that management believes to be of high credit quality. To manage accounts receivable credit risk, the Company continuously evaluates the creditworthiness of its customers and maintains allowances for potential credit losses. As of December 31, 2008 and 2007, the Company has determined that an allowance for doubtful accounts is not required based upon the expected collectability of accounts receivable.

Customers that represented more than 10% of revenues for the years ended December 31, 2008 and 2007, and customers that accounted for more than 10% of accounts receivable as of December 31, 2008 and 2007, are presented below.

	Revenue
	2008	2007

Customer A	12%	15%

	Accounts Receivable
	2008	2007

Customer B	33%	*
Customer C	12%	*
Customer D	*	30%

* represents balance less than 10%

Inventory — Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method. As of December 31, 2008 and 2007, inventory consisted primarily of purchased finished goods. The Company reviews inventory for excess quantities and obsolescence based upon its best estimate of future demand.

Property and Equipment — Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization is provided using the straight-line method over the following estimated useful lives:

Computer equipment and software	3 years
Office equipment	3 years
Leasehold improvements	Lesser of lease term or useful life
Customer evaluation equipment	3 years
Test equipment	3 years

Impairment of Long-Lived Assets — Long-lived assets, which consist primarily of property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When such events occur, the Company compares the carrying amounts of the assets to their undiscounted expected future cash flows. If this comparison indicates that there is impairment, the amount of the impairment is calculated as the difference between the carrying value and fair value of the related asset. Through December 31, 2008, no impairments have occurred.

Research and Development and Software Development Costs — The Company expenses research and development costs as incurred. Expenditures for software research and development are required to be expensed until the point that technological feasibility has been achieved, at which time the costs should be capitalized until product release. The Company’s current process for developing software is essentially completed concurrently with the establishment of technological feasibility; therefore no costs have been capitalized to date. The Company’s software development costs incurred prior to technological feasibility are included in research and development expense.

Income Taxes — The Company accounts for income taxes under Financial Accounting Standards Board (FASB) Statement No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the difference between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards using tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company provides reserves for potential payments of tax to various tax authorities related to uncertain tax positions when management determines that it is probable that a loss will be incurred related to these matters and the amount of the loss is reasonably determinable.

Stock-Based Compensation —On January 1, 2006, the Company adopted FASB Statement No. 123(R), Share-Based Payment. FASB Statement No. 123(R) requires that stock-based compensation be measured and recognized as an expense in the consolidated financial statements and that such expense be measured at the grant date fair value. The Company adopted FASB Statement No. 123(R) using the prospective transition method, which requires compensation expense to be recognized on a prospective basis, and therefore, prior-period consolidated financial statements have not been restated. Compensation expense relates to stock-based awards granted, modified, repurchased, or cancelled on or after January 1, 2006. For stock-based awards granted prior to January 1, 2006, the Company, in accordance with the provisions of FASB Statement No. 123(R), accounts for the stock-based awards using the intrinsic value method. Under the intrinsic value method, compensation associated with stock awards to employees was determined as the difference, if any, between the fair value of the underlying stock on the date compensation is measured and the price an employee must pay to exercise the award, if less than the current value on the measurement date.

The Company accounts for all stock-based awards to nonemployees in accordance with Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction With Selling, Goods or Services, and FASB Statement No. 123, Accounting for Stock-Based Compensation as amended by FASB Statement No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of FASB Statement No. 123, prior to January 1, 2006, and in accordance with FASB Statement No. 123(R) subsequent to December 31, 2005.

The measurement date for employee awards is generally the date of grant. Share-based compensation costs are recognized as expense over the requisite service period, which is generally the vesting period, on a straight-line basis for all time-vested awards. The measurement date for nonemployees is generally the date the performance of services is completed.

Comprehensive Loss — The Company has no elements of comprehensive loss other than net loss for the years ended December 31, 2008 and 2007.

Guarantees and Indemnification Obligations — As permitted under Delaware law, the Company has agreements whereby the Company indemnifies certain of its officers, directors, and employees for certain events or occurrences that may occur while the officer, director, or employee is, or was, serving at the Company’s request in such capacity. The term of the indemnification period is for the officer’s, director’s, or employee’s lifetime. As permitted under Delaware law, the Company also has similar indemnification obligations under its certificate of incorporation and bylaws. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has director’s and officer’s insurance coverage that the Company believes limits its exposure and enables it to recover a portion of any future amounts paid.

The Company’s agreements with customers generally require the Company to indemnify the customer against claims made in which the Company’s products infringe third-party patents, copyrights, or trademarks and indemnify against product liability matters. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is generally limited to the fees paid by the customer.

As of December 31, 2008, the Company had not experienced any losses related to these indemnification obligations and no claims with respect thereto were outstanding. The Company does not expect any claims related to these indemnification obligations and, consequently, concluded that the fair value of these obligations is negligible, and no related reserves were established.

Recently Issued Accounting Pronouncements — In June 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for the Company’s fiscal year beginning on January 1, 2009. The Company has not yet determined the impact, if any, the adoption of FIN No. 48 will have on its financial statements.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FASB Statement No. 159 permits an entity to measure certain financial assets and financial liabilities at fair value. Under FASB Statement No. 159, entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions, as long as it is applied to the instrument in its entirety. FASB Statement No. 159 establishes presentation and disclosure requirements, but does not eliminate disclosure requirements of other accounting standards. The Company adopted FASB Statement No. 159 on January 1, 2008 and has not elected to report any financial instruments and other items at fair value as permitted by FASB Statement No. 159.

Reclassifications — For the year ended December 31, 2007 certain amounts have been reclassified from their prior presentation to conform with requirements issued by the Securities and Exchange Commission. The changes to the 2007 presentation were to reclassify redeemable convertible preferred stock out of permanent equity, accrued expenses have been expanded to separately present certain balances, and revenue and cost of revenues have been expanded to separately present product and maintenance support and services.

3.                      PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2008 and 2007, consist of the following:

	2008	2007

Computer equipment and software	$525,676	$435,685
Office equipment	18,800	18,800
Leasehold improvements	103,146	103,146
Customer evaluation equipment	731,807	607,150
Test equipment	2,075,773	1,955,895

Property and equipment — at cost	3,455,202	3,120,676

Less accumulated depreciation and amortization	(2,369,787)	(1,501,611)

Property and equipment — net	$1,085,415	$1,619,065

The Company had $0 and $200,842 of costs associated with the acquisition of property and equipment recorded within accounts payable at December 31, 2008 and 2007, respectively. During the year ended December 31, 2008 the Company sold customer evaluation equipment with a net book value of $124,587 which was included in cost of product revenue.

4.                      FAIR VALUE MEASUREMENTS

FASB Statement No. 157 clarifies that fair value is an exit price, representing the amount that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, FASB Statement No. 157 establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs other than the quoted prices in active markets that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions. This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The Company’s cash equivalents are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices.

5.                      REDEEMABLE CONVERTIBLE PREFERRED STOCK

Redeemable Convertible Preferred Stock — As of December 31, 2008 the Company has 19,697,618 authorized shares of redeemable convertible preferred stock. During 2004, the Company issued 6,055,838 shares of Series A redeemable convertible preferred stock (“Series A”) at a purchase price of $1.00 per share for gross proceeds of $6,055,838, including the conversion of promissory notes of $150,000 and issuance costs of $50,000.

During 2005, the Company issued 5,610,556 shares of Series B redeemable convertible preferred stock (“Series B”) at a purchase price of $1.80 per share for gross proceeds of $10,099,001 and issuance costs of $45,344.

During 2006, the Company issued 4,675,519 shares of Series C redeemable convertible preferred stock (“Series C”) at a purchase price of $3.21 per share for gross proceeds of $15,000,000 and issuance costs of $42,795.

During 2007, the Company issued 3,355,705 shares of Series D redeemable convertible preferred stock (“Series D”) at a purchase price of $4.47 per share for gross proceeds of $15,000,000 and issuance costs of $52,701.

Certain terms and conditions of the Series A, Series B, Series C, and Series D preferred stock (collectively, the “Preferred Stock”) are as follows:

Voting — The holders of Series A, Series B, Series C, and Series D are entitled to vote together with all other classes or series of stock, as a single class, on all matters to which stockholders of the Company vote or are entitled to vote. Each share of Series A, B, C, and D preferred stock is entitled to vote on an as-converted basis.

Dividends — The holders of Series A, Series B, Series C, and Series D are entitled to receive dividends when and if declared by the Board of Directors. At any time that a dividend is declared or paid on the common stock, there will simultaneously be declared and paid dividends to the holders of the Series A, Series B, Series C, and Series D in an amount which such holders would have received had all shares of Series A, Series B, Series C, and Series D been converted (on the date for determination of stockholders entitled to such dividend) to common stock at the conversion price then in effect. Through December 31, 2008, no dividends have been declared.

Liquidation — Upon the liquidation, dissolution, or winding-up of the Company, each holder of Series A, Series B, Series C, and Series D Preferred stock is entitled to receive a liquidation preference equal to the greater of (i) a per-share price of $1.00, $1.80, $3.21, and $4.47, respectively, plus all declared but unpaid dividends, if any, or (ii) such amount per share as would have been payable had each such share been converted into common stock. In the event that assets are insufficient to satisfy the liquidation preferences, the assets will be distributed to the holders of the Preferred Stock on a pro-rata basis. After the payment of all preferential amounts, any remaining assets available for distribution will be distributed among the holders of the common stock and the Preferred Stock on as as-converted basis. The merger or consolidation of the Company into or with another company or the sale of all or substantially all of the assets of the Company may be deemed to be a liquidation, dissolution, or winding-up of the Company unless the holders of preferred stock elect to the contrary.

Conversion — Each share of Series A, Series B, Series C, and Series D is convertible at any time, at the option of the holder, into common stock. The Series A, Series B, Series C, and Series D is convertible on a one-to-one basis into common stock, subject to certain adjustments, as defined. The Series A, Series B, Series C, and Series D will be automatically converted into common stock upon the closing of an initial public offering of the common stock of the Company with aggregate proceeds of at least $30,000,000 and a per share price of $6.71, as defined, or at the election of the holders of 60% of the redeemable convertible preferred stock. In addition, in the event that any Series A, Series B, Series C, and Series D stockholder does not participate or take its pro rata share in a qualified financing, such stockholder’s Series A, Series B, Series C, and Series D shares shall automatically be converted into common stock at the Series A, Series B, Series C, or Series D conversion price.

Redemption — The Series A, Series B, Series C, and Series D are subject to redemption, at the election of 60% of the holders, beginning May 24, 2010. The redemption price is $1.00, $1.80, $3.21, and $4.47 per share for Series A, Series B, Series C, and Series D, respectively, plus any declared but unpaid dividends on the date of redemption. If the Company has legally available funds, within 60 days from the notice of election, the Company will be obligated to redeem one third of the outstanding shares of each series and will be obligated to redeem another one third on the first and second anniversaries of the initial redemption date. In the event that the Company does not have the legally available funds to satisfy the redemption requirements, the amounts are payable on a pro-rata basis out of funds available and the Company shall redeem the remaining shares as funds become available. The Company is accreting the shares to the respective redemption values over the period from issuance to May 24, 2010, such that the carrying amount of the securities will equal the redemption amount at the earliest redemption date. During the years ended December 31, 2008 and 2007, the Company recorded accretion totaling $7,532 and $7,511 related to the Series A, $8,800 and $8,775 related to the Series B, $10,735 and $10,736 related to the Series C, and $20,763 and $3,033 related to the Series D, respectively. No dividends have been declared or accrued as of December 31, 2008.

In the event the holders elect redemption, Company’s future redemption obligations for each of the years ended December 31, are as follows:

2010	$15,384,946
2011	15,384,946
2012	15,384,947

Total redemption obligation	$46,154,839

6.                      COMMON STOCK

The following summarizes the significant terms of the Company’s equity instruments and stock-based compensation plans:

Founder’s Common Stock — In January and February 2004, the Company issued an aggregate of 2,261,003 shares of common stock to the founders and directors of the Company for total consideration of $4,242, the aggregate fair value of the securities at that date. These shares were shown as issued in 2004 and are included in outstanding common stock. These shares are subject to repurchase restrictions that lapse over five years; however, vesting may be accelerated upon a change in control, as defined. If the founders’ or directors’ relationship with the Company is terminated, the Company has the right to repurchase the unvested shares at the original purchase price. As of December 31, 2008 and 2007, there are 25,185 and 411,862 shares of common stock that remain subject to restrictions, respectively. During the years ended December 31, 2008 and 2007, 350,378 and 419,755 shares vested, respectively. During the year ended December 31, 2008, the Company repurchased 36,300 unvested shares at the original issuance price for aggregate consideration of $3 in connection with termination of a former executive.

Restricted Common Stock — During 2005, the Company issued 1,255,157 shares of restricted common stock to certain employees and directors pursuant to the Company’s stock option plan at purchase prices that range from $0.10 to $0.18 per share, the fair value of the securities at the measurement dates, for gross proceeds of $138,849. If the employees’ employment or directors’ tenure is terminated, the Company has the right to repurchase the unvested shares at the original purchase price. Unvested shares subject to possible repurchase as of December 31, 2008 and 2007 were 67,784 and 506,854, respectively. The purchase price of the restricted stock is not considered substantive prior to the shares vesting and, as a result, the cash paid for the exercise price is considered a deposit or a prepayment of the purchase price and is recognized by the Company as a liability. These shares are not considered outstanding for accounting purposes until they vest. The number of restricted shares that vested during 2008 and 2007 was 161,253 and 249,430, respectively. The liability for the refundable purchase price of restricted stock was reduced as a result of this vesting by $18,797 and $27,615 during the years ended December 31, 2008 and 2007, respectively.

During 2008, the Company repurchased 277,817 shares of restricted common stock in connection with the termination of a former executive. The shares were purchased at the original purchase price for aggregate consideration of $27,782, which was recorded as a reduction to the liability for the refundable purchase price of restricted stock.

Activity related to the Company’s outstanding restricted common stock subject to repurchase restrictions for the year ended December 31, 2008, is as follows:

	Number of Shares	Weighted Average Grant Date Fair Value

Common stock subject to repurchase restrictions — January 1, 2008	506,854	$0.11

Vested	(161,253)	$0.12

Repurchased	(277,817)	$0.10

Common stock subject to repurchase restrictions — December 31, 2008	67,784	$0.17

The fair value of shares that vested during the year ended December 31, 2008, was $9,479.

Stock Option Plan — The Board adopted the Covergence, Inc. 2004 Stock Incentive Plan (the “Plan”), which provides for the grant of qualified incentive stock options, nonqualified stock options, and restricted stock to the Company’s employees, officers, nonemployee directors, and outside consultants to purchase up to an aggregate of 7,071,298 shares of the Company’s common stock. The qualified incentive stock options generally vest over a five-year period and expire no later than 10 years from the date of grant. The nonqualified stock options vest as determined by the Board on the grant date and also expire no later than 10 years from the date of grant. The Company has 810,655 shares of common stock available for future grant under the Plan at December 31, 2008. The Company generally issues previously unissued shares of common stock for the exercise of options.

Stock option activity under the Plan for the year ended December 31, 2008, is as follows:

		Weighted
		Average
		Exercise	Weighted Average
	Number of	Price	Remaining
	Options	per Share	Contractual Life

Outstanding — January 1, 2008	2,087,418	$0.54

Granted	2,812,592	0.71

Exercised	(33,240)	0.18

Forfeited	(1,007,342)	0.84

Options outstanding — December 31, 2008	3,859,428	$0.07	8.53 Years

Options exercisable — December 31, 2008	814,086	$0.14	5.78 Years

Vested and expected to vest — December 31, 2008	2,920,110	$0.07	8.29 Years

The Company granted stock options to employees at exercise prices equal to the fair value of the common stock at the time of the grant. The fair value of the common stock has been determined by the Board of Directors at each award grant date based upon a variety of factors, including results of independent third-party appraisals, the Company’s financial position and historical financial performance, the status of technological developments within the Company’s products, the composition and ability of the current engineering and management team, an evaluation of benchmark of the Company’s competition, the current climate in the marketplace, the illiquid nature of the common stock, arm’s length sales of the Company’s capital stock (including redeemable, convertible preferred stock), the effect of the rights and preferences of the preferred shareholders, and the prospects of a liquidity event, among others.

On August 7, 2008 the Company’s Board of Directors approved the repricing of outstanding common stock options with original exercise prices of $2.30 to an exercise price of $0.24 for all employees. A total of 684,000 options were repriced for 49 employees. The incremental expense associated with the repricing was immaterial. On December 17, 2008, the Company’s Board of Directors approved the repricing of outstanding common stock options with original exercise prices ranging from $0.10 to $2.30 to an exercise price to $0.04 for all employees and nonemployees who elected to participate. A total of 3,276,595 options were repriced for 48 employees and two nonemployees. The incremental expense associated with the repricing was immaterial.

The Company has recorded stock-based compensation expense based upon the fair value of awards that are expected to vest totaling $271,041 and $61,436 associated with employee options, for the years ended December 31, 2008 and 2007, respectively. The estimation of the number of share-based awards that will ultimately vest requires judgment, and to the extent actual results differ from the Company’s estimates, such amounts will be recorded as an adjustment in the period estimates are revised. The share-based compensation expense included in operating expense captions that were recorded within the accompanying statements of operations during the year ended December 31, 2008, is summarized as follows:

	2008	2007

Research and development	$116,399	$13,840
Sales and marketing	114,026	39,347
General and administrative	40,616	8,249

	$271,041	$61,436

As of December 31, 2008, there was $1,885,070, net of forfeitures, of total unrecognized stock-based compensation cost related to unvested stock option grants. The total unrecognized share-based compensation cost will be adjusted for future changes in estimated forfeitures. The Company expects to recognize the compensation cost over a weighted average period of approximately 4.13 years.

The Company used the Black-Scholes option pricing model to estimate the grant date fair value of stock option grants. The weighted average grant date fair value of options granted during 2008 and 2007 was $0.34 and $0.79 per share, respectively. The Company estimates the expected volatility of its common stock at the date of grant based on the volatility of comparable public companies. The Company has applied the simplified method in determining the expected term of stock option grants as sufficient information relates to employee exercise history is not available. The assumed dividend yield is based upon the Company’s expectation of not paying dividends in the foreseeable future. The risk free rate for periods within the estimated life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. Historical data is used to estimate prevesting option forfeiture rates. The compensation expense is amortized on a straight-line basis over the requisite service period of the options, which is generally five years.

During the years ended December 31, 2008 and 2007, the Company used the following key assumptions to determine the grant date fair value pursuant to the Black-Scholes option pricing model:

	2008		2007

Expected dividend yield	—%		—%
Risk-free interest rate	1.7–3.5%		3.8–5.0%
Expected term (in years)	6.5 yea	rs	6.5 yea	rs
Volatility	50–60%		56–69%

Cash received from stock option exercises during the years ended December 31, 2008 and 2007, was $6,042 and $10,773, respectively. The aggregate intrinsic value for options exercised in 2008 and 2007 was $55,525 and $74,603, respectively. There was no intrinsic value of options outstanding, exercisable or expected to vest at December 31, 2008. No tax benefits were realized from options and other stock-based arrangements during these periods.

During the year ended December 31, 2007, the Company issued options to purchase 42,000 shares of common stock to certain advisors of the Company at an exercise price of $0.60 per share in consideration of services being performed over a two-year period. The grant date fair value of these options was $64,111. During the year ended December 31, 2008, the Company issued options to purchase 30,000 shares of common stock to nonemployees in consideration of services being performed at an exercise price of $0.24. These options vest quarterly over a two-year period and expire ten years from the date of grant. The grant date fair value of these options $4,637. As the Company accounts for option expense to advisors on the accelerated method, the expense recognized could differ from the grant date fair value based on fluctuations in the fair value of the options over the vesting period. The 30,000 options issued in 2008 were repriced to $0.04 during 2008. During the years ended December 31, 2008 and 2007, the Company recognized $(3,785) and $42,624, respectively of stock-based compensation expense relating to nonemployee options, which is included in general and administrative expense.

Reserved Shares of Common Stock — As of December 31, 2008, the Company had 27,700,000 shares of common stock authorized, of which 24,367,701 shares were reserved for future issuance as follows:

Series A	6,055,838
Series B	5,610,556
Series C	4,675,519
Series D	3,355,705
Common stock options outstanding	3,859,428
Shares reserved for option grants	810,655

24,367,701

7.                      INCOME TAXES

During the years ended December 31, 2008 and 2007, the Company did not record a provision or benefit for income taxes as a result of incurring operating losses. The Company has provided a full valuation allowance for the net deferred tax asset due to the uncertainty of realizing the benefit of this asset.

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2008 and 2007 are as follows:

	2008	2007

Deferred tax assets:
Net operating loss carryforwards	$12,919,000	$8,297,000
Capitalized start-up costs	112,000	211,000
Accruals and reserves	94,000	153,000
Depreciation and amortization	214,000	23,000
Research and development credits	1,924,000	1,435,000
Other	3,257,000	3,481,000

	18,520,000	13,600,000

Valuation allowance	(18,520,000)	(13,600,000)

Net deferred tax assets	$—	$—

Due to the uncertainty surrounding the realization of the deferred tax assets, the Company has provided a full valuation allowance against the deferred tax amounts. At December 31, 2008, the Company has approximately $32,093,000 of federal and state net operating losses that expire through 2028, and $1,297,000 and $964,000 of federal and state research and development credit carryforwards, respectively, that expire at various dates through 2028 and are subject to review and possible adjustment by the Internal Revenue Service. During the years ended December 31, 2008 and 2007, the valuation allowance increased by approximately $4,920,000 and $6,194,000, respectively, principally from deferred tax assets arising from the Company’s losses in each of the years. The primary difference between the Company’s effective tax rate of 0% and statutory tax rate of 40% is the change in valuation allowance.

Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership, including a sale of the Company, or significant changes in ownership due to sales of equity, may have limited, or may limit in the future, the amount of net operating loss carryforwards which could be used annually to offset future taxable income. The amount of any annual limitation is determined based upon the Company’s value prior to an ownership change. The Company has not determined whether there has been such a cumulative change in ownership or the impact on the utilization of the loss carryforwards if such change has occurred.

8.                      COMMITMENTS

Employment Agreements — The Company has an employment agreement with an executive which provides guaranteed severance payments upon termination of their employment without cause for a period of six months.

Leases — The Company leases its office facilities under leases that expire in July 2009. Rent expense, which is recognized on a straight-line basis, was $289,934 and $194,558, for the years ended December 31, 2008 and 2007, respectively. The Company recorded $3,009 and $52,087 of deferred rent in accrued expenses as of December 31, 2008 and 2007, respectively.

Future minimum payments under the lease agreement as of December 31, 2008, are as follows:

2009	$172,044

Total minimum lease payments	$172,044

9.                      EMPLOYEE BENEFIT PLAN

In July 2004, the Company established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pretax basis, subject to legal limitations. Company contributions to the plan may be made at the discretion of the Board of Directors. The Company has made no contributions to the 401(k) plan to date.

10.               SEGMENT REPORTING

The Company currently operates in one operating segment. The Company derives substantially all of its operating revenue from the sale and support of one group of similar products and services. Of the Company’s operating revenue, 50% and 63% was generated domestically and 50% and 37% was generated internationally for 2008 and 2007, respectively. Substantially all of the Company’s assets are located within the U.S.

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